SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported)   May 26, 1995


                                  Brauvin Real Estate Fund 3
                   (Exact name of registrant as specified in its charter)


                             Delaware            0-11975           36-3290420
                          (State or other      (Commission        (IRS Employer
                         jurisdiction of      File Number)       Identification
                           organization)                             Number)


150 South Wacker Drive,  Suite 3200,  Chicago, Illinois  60606
                         (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including are code  312) 443-0922

                                             Not Applicable
               (Former name or former address, if changed since last report)

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Item 2.Acquisition or Disposition of Assets

  On May 26, 1995, the Partnership sold the Bear Canyon II Office
Building to an unaffiliated third party for approximately $920,000. The net sales proceeds to the Partnership was approximately
$377,000.

Item 7. Financial Statements and Exhibits

  (b)Pro Forma Financial Statements.

  The pro forma information for the sale of the Bear Canyon II Office Building is not applicable for the year ended December 31, 1994 and the three months ended March 31, 1995, corresponding to the periods of the Partnership's annual and quarterly financial statements most recently filed with the Securities and Exchange Commission, due the Partnership's filing under the liquidation basis method of accounting.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                          BY:     Brauvin Realty Partners, Inc.
                                  Corporate General Partner of
                                  Brauvin Real Estate Fund 3


                          BY:     /s/ Jerome J. Brault
                                  Jerome J. Brault
                                  President and
                                  Chief Executive Officer


                          DATE:   June 7, 1995